Exhibit 10.54

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (the “Seventh Amendment to Lease”), made as of the 20th day of October, 2010, by and between SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Landlord”), and GENTRIS CORPORATION, a Delaware corporation (the “Tenant”),

WITNESSETH

WHEREAS, Landlord and Tenant: entered into a certain lease dated as of June 12, 2004, amended by letter agreement dated October 21, 2004, by Second Amendment to Lease dated June 17, 2005, by Letter Agreement dated: September 19, 2005, by Third Amendment to Lease dated May 25, 2006, by Fourth Amendment to Lease dated December 20, 2007, by Fifth Amendment to Lease dated June 15, 2009, and by Sixth Amendment to Lease dated June 3, 2010 (collectively, the “Lease”), for certain space known as Suite 400, in the Building located at 133 Southcenter Court, Morrisville, Wake County, North Carolina, as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend certain terms of the Lease.

NOW THEREFORE, in consideration of the premises contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, the mutual receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Lease as follows:

1.	Page Thirty Three - Exhibit C - Special Provisions

Add the following:

Right of First Refusal

Provided no uncured Event of Default by Tenant has occurred, Tenant shall have an ongoing right of first refusal once in any twelve month period, to lease Suite 100 (as shown on Exhibit A, which is incorporated herein by reference) containing 5,048 rentable square feet and is located adjacent to the Demised Premises (the “Second Expansion Space”), Landlord shall provide Tenant the opportunity’ to lease the Second Expansion Space prior to any other prospective tenants^ excluding the current tenant of the Second Expansion Space, by providing Tenant with a copy of the first written proposal to lease the space that is given to a bonafide, prospective tenant (the “Bonafide Proposal”). If Tenant desires to lease the Second Expansion Space under the terms of the Bonafide Proposal, Tenant must (1) notify Landlord in writing of its acceptance of the terms of the Bonafide Proposal within ten (10) business days of receipt of the Bonafide Proposal, and (2) execute a lease amendment incorporating the Second Expansion Space into the Lease on the terms and conditions contained in the Bonafide Proposal within fifteen (15) business days of Landlord’s receipt of Tenant’s notice. If Tenant fails to give Landlord notice of its acceptance of the terms of the Bonafide Proposal or enter into a lease amendment within the prescribed time, Tenant’s right to lease the Second Expansion Space granted in this paragraph shall not be available to the Tenant for an addition twelve months from the date of Landlord’s written notice to Tenant of a Bonafide Proposal and Tenant shall have no further rights with regard to the Second Expansion Space until twelve months from the Landlord’s written notice to Tenant of a Bonafide Proposal. After that twelve month period, Landlord will again give Tenant the same notice, copy of proposal, and response times as listed above. This cycle shall repeat itself until the now current Term expires or the Second Expansion Space is leased to a third party, after which Landlord’s obligation to offer the Second Expansion Space to Tenant shall cease.

Right of First Offer

1.	Provided no uncured Event of Default by Tenant has occurred, Tenant shall have the one-time right of first offer to lease Suite 600 (as shown on Exhibit A, which is incorporated herein by reference) containing 4,100 rentable square feet and is located adjacent to the Demised Premises (the “Third Expansion Space”). Landlord shall provide Tenant the opportunity to lease the Third Expansion Space prior to any other prospective tenants, excluding the current tenant of the Third Expansion Space, by providing Tenant with a proposal to lease the Third Expansion Space (the “Third Expansion Space Proposal”). If Tenant desires to lease the Third Expansion Space Tenant must, within fifteen (15) business days of receipt of the Third Expansion Space Proposal, either notify Landlord in writing of its acceptance of the terms of the Third Expansion Space Proposal or negotiate revised terms to the Third Expansion Space Proposal that are acceptable to Landlord and Tenant (the “Agreed Upon Third Expansion Space Proposal). Additionally, within another fifteen (15) business days, Tenant must execute a lease amendment incorporating the Third Expansion Space into the Lease on the terms and conditions contained in the agreed upon Third Expansion Space Proposal or Agreed Upon Third Expansion Space Proposal. If Tenant fails to give Landlord notice of its acceptance of the terms of the Third Expansion Space Proposal or Agreed Upon Third Expansion Space Proposal and enter into a lease amendment within the prescribed time, Tenant’s right to lease the Third Expansion Space granted in this paragraph shall terminate and Tenant shall have no further rights with regard to the Third Expansion Space.

Provided no uncured Event of Default by Tenant has occurred, Tenant shall have the one-time right of first offer to lease Suite 700 (as shown on Exhibit A, which is incorporated herein by reference) containing 1.7,816 rentable square feet and is located adjacent to the Demised Premises (the “Fourth Expansion Space”). Landlord shall provide Tenant the opportunity’ to lease the Fourth Expansion Space prior to any other prospective tenants, excluding the current tenant of the Fourth Expansion Space, by providing Tenant with a proposal to lease the Fourth Expansion Space (the “Fourth Expansion Space Proposal”). If Tenant desires to lease the Fourth Expansion Space Tenant must, within fifteen (15) business days of receipt of the Fourth Expansion Space Proposal, either notify Landlord in writing of its acceptance of the terms of the Fourth Expansion Space Proposal or negotiate revised terms to the Fourth Expansion Space Proposal that are acceptable to Landlord and Tenant (the “Agreed Upon Fourth Expansion Space Proposal). Additionally, within another fifteen (15) business days, Tenant must execute a lease amendment incorporating the Fourth Expansion Space into the Lease on the terms and conditions contained in the agreed upon Fourth Expansion Space Proposal or Agreed Upon Fourth Expansion Space Proposal. If Tenant fails to give Landlord notice of its acceptance of the terms of the Fourth Expansion Space Proposal or Agreed Upon Fourth Expansion Space Proposal and enter into a lease amendment within the prescribed time, Tenant’s right to lease the Fourth Expansion Space granted in this paragraph shall terminate and Tenant shall have no further rights with regard to the Fourth Expansion

Except as herein amended, the terms and conditions of the Lease shall remain in full force and effect. Each person signing as Landlord or Tenant warrants and represents that she or he is authorized to execute and deliver’ this Seventh Amendment to Lease and to make it a binding obligation of Landlord or Tenant,

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to Lease to be executed as a sealed instrument this the day first above written.

LANDLORD:

SOUTHPORT BUSINESS PARK LIMITED PARTNERSHIP, a North Carolina limited partnership

BY:	SOUTHPORT BUSINESS PARK INVESTORS CORPORATION, General Partner

By:	/s/ Richard G. Sullivan
Richard Sullivan
Vice President

TENANT:

GENTRIS CORPORATION,
a Delaware corporation

By:	/s/ Dawn L. Bordeaux
Dawn L. Bordeaux, Vice President

EXHIBIT A – Second Expansion Space

[Intentionally omitted]